     As filed with the Securities and Exchange Commission on July 20, 1999
                                                    Registration Number 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                INTERLIANT, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                      13-397-8980
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification Number)
        Two Manhattanville Road                                 10577
          Purchase, New York                                  (Zip Code)
(Address of Principal Executive Offices)

                     INTERLIANT, INC. 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Bruce S. Klein, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                                Interliant, Inc.
                             Two Manhattanville Road
                            Purchase, New York 10577
                                 (914) 640-9000
            (Name, address and telephone number of agent for service)


                                   Copies to:
                                E. Ann Gill, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-8000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                         PROPOSED MAXIMUM             PROPOSED MAXIMUM
TITLE OF SECURITIES            AMOUNT TO BE               OFFERING PRICE             AGGREGATE OFFERING                AMOUNT OF
 TO BE REGISTERED              REGISTERED (1)              PER UNIT (2)                  PRICE (2)                 REGISTRATION FEE
===================================================================================================================================
Common Stock,
  par value $0.01
  per share                       3,211,817                  $17.625                  $56,608,274.625                 $15,737.10
===================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Interliant, Inc. 1998 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant's outstanding shares of Common Stock or shares issuable pursuant to the options.

(2) In accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee pursuant to Rule 457(h), the maximum offering price per share is based on the average of the high and low prices of Interliant's Common Stock on July 13, 1999 ($17.625) as reported on The Nasdaq National Market.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by Interliant, Inc. ("Interliant") (File No. 000-26115) are incorporated herein by reference and made a part hereof:

         (a) Amendment No. 6, filed on July 6, 1999, to Interliant's Registration Statement on Form S-1 (File No. 333-74403) filed with the Securities and Exchange Commission (the "SEC") on March 15, 1999 (as amended, the "Registration Statement"); and

         (b) The description of the Common Stock of Interliant contained in the Registration Statement; such description is qualified in its entirety by reference to the (i) Amended and Restated Certificate of Incorporation of Interliant, filed with the Secretary of State of the State of Delaware on May 24, 1999, the form of which was filed as Exhibit 3.1 to the Registration Statement, and (ii) Amended and Restated By-Laws of Interliant, the form of which was filed as Exhibit 3.2 to the Registration Statement, and any amendment or report filed for the purpose of updating that description.

         All documents filed by Interliant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         The consolidated financial statements of Interliant and its subsidiaries included in the Registration Statement for the fiscal year ended December 31, 1998 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of Ernst & Young LLP, independent auditors, given on their authority as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Interliant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Interliant of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Interliant's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that Interliant shall indemnify officers and directors and, to the extent permitted by the Board of Directors, employees and agents of Interliant, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize Interliant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of Interliant arising out of his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The documents listed hereunder are filed as exhibits hereto.

Exhibit Number           Description

        4                Interliant, Inc. 1998 Stock Option Plan.

        5                Opinion and Consent of Dewey Ballantine LLP.

       23.1              Consent of Dewey Ballantine LLP (included in
                         Exhibit 5 hereto).

       23.2 Consent of Ernst & Young LLP with respect to the financial statements of Interliant, Inc. (formerly known as Sage Networks, Inc.)

       23.3 Consent of Ernst & Young LLP with respect to the financial statements of Rancher 1
                         Corp. (formerly known as Interliant,
                         Inc.)

       23.4              Consent of Urbach Kahn & Werlin PC

       23.5              Consent of BSC&E

       23.6              Consent of PricewaterhouseCoopers LLP

       23.7              Consent of Frankel, Lodgen, Locher,
                         Golditch, Sardi & Howard

       23.8              Consent of BDO Seidman, LLP

       23.9              Consent of Deloitte & Touche LLP


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of July, 1999.

                                INTERLIANT, INC.


                                             By: /s/ JAMES M. LIDESTRI
                                                --------------------------------
                                                     James M. Lidestri
                                                        President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:    July 20, 1999                       By:  /s/ JAMES M. LIDESTRI
                                                --------------------------------
                                                      James M. Lidestri
                                                      President
                                                      (principal executive
                                                      officer)


Date:    July 20, 1999                       By:  /s/ WILLIAM A. WILSON
                                                --------------------------------
                                                      William A. Wilson
                                                      Chief Financial Officer
                                                      (principal financial and
                                                      accounting officer)


Date:    July 20, 1999                       By:  /s/ LEONARD J. FASSLER
                                                --------------------------------
                                                      Leonard J. Fassler
                                                      Co-Chairman of the Board


Date:    July 20, 1999                       By:  /s/ BRADLEY A. FELD
                                                --------------------------------
                                                      Bradley A. Feld
                                                      Co-Chairman of the Board


Date:    July 20, 1999                       By:  /s/ STEPHEN W. MAGGS
                                                --------------------------------
                                                      Stephen W. Maggs
                                                      Vice Chairman of the Board


Date:    July 20, 1999                       By:  /s/ THOMAS C. DIRCKS
                                                --------------------------------
                                                      Thomas C. Dircks
                                                      Director

Date:    July 20, 1999                       By:  /s/ JAY M. GATES
                                                --------------------------------
                                                      Jay M. Gates
                                                      Director


Date:    July 20, 1999                       By:  /s/ MERRIL M. HALPERN
                                                --------------------------------
                                                      Merril M. Halpern
                                                      Director


Date:    July 20, 1999                       By:  /s/ CHARLES R. LAX
                                                --------------------------------
                                                      Charles R. Lax
                                                      Director


Date:    July 20, 1999                       By:  /s/ PATRICIA A. M. RILEY
                                                --------------------------------
                                                      Patricia A. M. Riley
                                                      Director


Date:    July 20, 1999                       By:  /s/ JOHN B. LANDRY
                                                --------------------------------
                                                      John B. Landry
                                                      Director

                                INDEX TO EXHIBITS

Exhibit Number       Description

        4            Interliant, Inc. 1998 Stock Option Plan.

        5            Opinion and Consent of Dewey Ballantine LLP.

       23.1          Consent of Dewey Ballantine LLP (included in
                     Exhibit 5 hereto).

       23.2 Consent of Ernst & Young LLP with respect to the financial statements of Interliant, Inc. (formerly known as Sage Networks, Inc.)

       23.3 Consent of Ernst & Young LLP with respect to the financial statements of Rancher 1
                     Corp. (formerly known as Interliant,
                     Inc.)

       23.4          Consent of Urbach Kahn & Werlin PC

       23.5          Consent of BSC&E

       23.6          Consent of PricewaterhouseCoopers LLP

       23.7          Consent of Frankel, Lodgen, Locher, Golditch,
                     Sardi & Howard

       23.8          Consent of BDO Seidman, LLP

       23.9          Consent of Deloitte & Touche LLP